UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2026

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520	Minneapolis	Minnesota	55435
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:	(952) 835-1874
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On October 29, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) approved the compensation terms described below and recommended that the Board approve an extension of the employment term of Donald A. Nolan, the Company’s Chief Executive Officer and Executive Chair. The Board subsequently approved an extension of Mr. Nolan’s employment from November 1, 2026 through April 30, 2027 (the “Extended Term”), pursuant to an extension letter between the Company and Mr. Nolan (the “Extension Letter”). Mr. Nolan’s existing employment term was scheduled to expire on October 31, 2026.
The Board continues to conduct a search for the Company’s next long-term Chief Executive Officer. The extension of Mr. Nolan’s employment is intended to provide continuity of leadership while the Board completes the process.

During the Extended Term, Mr. Nolan will continue to receive an annualized base salary of $925,000. Mr. Nolan will also be eligible to receive (i) a transition bonus of up to $250,000, as determined by the Compensation Committee based on his performance in supporting the successful transition to a permanent Chief Executive Officer; (ii) a one-time cash payment of $25,000 for travel and lodging expenses; and (iii) monthly grants of time-based restricted stock units at an annualized target grant-date value of $1,750,000, prorated for the period during which Mr. Nolan continues to serve as Chief Executive Officer during the Extended Term, with each monthly grant having a target grant-date value of $145,834, subject to the terms of the Company’s 2019 Stock Incentive Plan, as Amended and Restated (2026), and applicable equity award policies.
Each restricted stock unit award will vest on the first anniversary of its grant date, subject to the applicable vesting conditions. Upon the commencement of employment of the Company’s permanent Chief Executive Officer, Mr. Nolan will cease serving as Chief Executive Officer but will remain an employee of the Company and continue serving as Executive Chair through the remainder of the Extended Term. Previously granted restricted stock units will remain eligible to vest subject to the applicable continued-service conditions.
Except as modified by the Extension Letter, the terms of Mr. Nolan’s October 31, 2025 offer letter remain in effect.
The foregoing description of the Extension Letter does not purport to be complete and is qualified in its entirety by reference to the Extension Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Extension Letter between Apogee Enterprises, Inc. and Donald A. Nolan, dated October 29, 2026
104	Cover page interactive data file (formatted in inline XBRL).
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.
By:	/s/ Bryan A. Welp
Bryan A. Welp
Vice President, General Counsel and Secretary
Date: November 2, 2026